UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2026

Starz Entertainment Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
1647 Stewart Street
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)
(604) 648-6559
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Shares, no par value per share	STRZ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2026 (the “Closing Date”), Starz Entertainment Corp. (the “Company”), together with Starz Capital Holdings LLC, as borrower (the “Borrower”) and certain of its subsidiaries, entered into that certain Amendment No. 1 and Incremental Amendment (the “Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, amending that certain Credit and Guarantee Agreement, dated as of May 6, 2025 (the “Existing Credit Agreement”, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, the Borrower, the lenders and other parties party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the terms of the Amendment, the Borrower (i) increased the aggregate principal amount of revolving credit commitments by $33 million (together with the existing revolving credit commitments, the “Upsized Revolving Credit Facility”) and (ii) incurred an additional $67 million of senior secured term loans (the “Incremental Term Loans”), in each case on terms that are substantially the same as the facilities under the Existing Credit Agreement. After giving effect to the Amendment, the aggregate principal amount of revolving credit commitments and term loans under the Amended Credit Agreement are $183 million and $367 million, respectively.

On the Closing Date, the Borrower borrowed in full the Incremental Term Loans. The Borrower intends to use the proceeds of the Incremental Term Loans, along with any proceeds of loans borrowed and letters of credit issued under the Upsized Revolving Credit Facility, for working capital and other general corporate purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed as part of this report:

No.	Exhibit
10.1
Amendment No. 1 and Incremental Amendment, dated as of August 12, 2026, among Starz Entertainment Corp., as parent, Starz Capital Holdings LLC, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and each lender party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starz Entertainment Corp.

Date:	August 17, 2026	By:	/s/ Scott Macdonald
Scott Macdonald
Chief Financial Officer